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                                                                   Exhibit 10.25

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of November 6, 2001 by
                                 ---------
and between DAOU Systems, Inc., a Delaware corporation ("Company"), and Daniel
                                                         -------
Malcolm, an individual resident of Pennsylvania ("Employee").
                                                  --------

                                    AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1.   Commencement of Employment. Employee's employment with the Company
     --------------------------
commenced July 24, 2001 (the "Effective Date"), and the terms of this Agreement
                              --------------
will be effective retroactive to that date.

2.   Employment Terms and Duties.
     ---------------------------

     2.1  Employment. The Company employs Employee, and Employee accepts
          ----------
employment by the Company (the "Employment"), upon the terms and conditions set
                                ----------
forth in this Agreement.

     2.2  At-Will Employment. Employee's employment relationship with the
          ------------------
Company is at-will, terminable by either the Company or Employee at any time and for or no reason, and with or without "Cause" as defined in Section 7.1 of this Agreement. Although certain provisions of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement may be construed as a guarantee of Employee's employment for any length of time.

     2.3  Duties. Effective upon his appointment by the Company's Board of
          ------
Directors ("Board"), Employee will serve as President - Technology Services
            -----
Division and Chief Marketing Officer of the Company and will have such reasonable duties as are assigned or delegated to Employee by the Chief Executive Officer and the Board. Employee will: (i) devote his entire business time, attention, skill, and energy exclusively to the business of the Company;
(ii) use his best efforts to promote the success of the Company's business; and
(iii) cooperate fully with the Board in the advancement of the best interests of the Company. The parties acknowledge that Employee presently serves, and will continue to serve, as a member of the board of directors of Prophet 21, Inc., a for-profit company engaged in the distribution industry software business, and for several not-for-profit organizations. Employee may continue to serve on these and other boards or advisory committees of other organizations whose business and activities are not competitive with the Company's.

     2.4  Compliance with the Company's Policies. Employee acknowledges and
          --------------------------------------
agrees that compliance with the Company's policies, practices and procedures is a term and condition of the Employment. Employee agrees to execute and comply with the terms and conditions of the Company's Employee Confidentiality and Inventions Agreement, a copy of which is attached as Exhibit A and is
                                                     ---------
incorporated by this reference.

3.   Compensation.
     ------------

     3.1  Salary. Employee will be paid salary in the amount of Two Hundred and
          ------
Forty Thousand Dollars ($240,000) per year, less any applicable state and federal taxes or other payroll deductions ("Base Salary"). Any adjustment to the
                                            -----------
Salary is at the sole discretion of the Company.

     3.2  Benefits. Employee will be permitted to participate in such sick
          --------
leave, pension, profit sharing, life insurance, hospitalization, long term disability, major medical and other employee benefit plans of the Company (collectively, the "Benefits"), that may be in effect from time to time for
                    --------
management level employees, to the extent that Employee is eligible under the terms of those plans.

     3.3  Bonus. On December 31, 2001, Employee will receive a sign on bonus of
          -----
Forty Thousand Dollars ($40,000), less applicable state and federal taxes or other payroll deductions. In addition, Employee is eligible for future bonus at the discretion of the Board and in an amount to be determined by the Board, in accordance with an Incentive Compensation Plan that will be created on behalf of the Company's senior management staff. The parties currently anticipate that the future bonus plan will provide for payment as bonus a percentage of Base Salary to paid upon achievement of stated Employee and Company goals. In order to be eligible for bonuses under this Section 3.3, Employee must be employed by the Company on the date that bonuses customarily are distributed by the Company.

     3.4  Interest Amounts. Employer will pay Employee additional compensation
          ----------------
in an amount equal to Employee's interest obligations less applicable taxes ("Interest Amounts") pursuant to the Promissory Note executed by Employee in
  ----------------
favor of Employer, a form of which is attached as Exhibit 2 to Exhibit B of this
                                                               ---------
Agreement.

4.   Equity Interest.
     ---------------

     4.1  Grant of Shares.
          ---------------

          (a) Employer shall offer, and Employee shall purchase, an aggregate of One Hundred Fifty Thousand (150,000) shares of Employer's common stock, par value $.001 per share (the "Shares"), at the closing price of the Common Stock
                            ------
on the date this Agreement is executed, substantially in accordance with the terms of the Restricted Stock Agreement (the "Purchase Agreement"), attached to
                                              ------------------
this Agreement as Exhibit B.
                  ---------

          (b) Employer shall register the Shares for resale on a Form S-1 with the Securities and Exchange Commission (the "SEC") pursuant to the Registration
                                             ---
Rights Agreement, attached as Exhibit 4 to Exhibit B.
                              ---------    ---------

     4.2  Grant of Options.
          ----------------

          (a) On, or as soon as practicable after, the date this Agreement is executed, the Company will grant to Employee options to purchase Eight Hundred and Fifty Thousand (850,000) shares of the Company's Common Stock (the "Options") which Options shall be issued outside the Company's 1996 Stock Option
 -------
Plan (the "Plan"). The Options will be non-
           ----
qualified options (non-statutory options). The exercise price for the Options will be the closing price per share of the Company's Common Stock on the date of grant. In addition to the terms set forth in this Section 4, all of the Options will be subject to such other terms, conditions and limitations as generally are included in the Plan and in any related stock option agreement, as well as applicable state and federal laws including, but not limited to, tax and securities laws. The Options will vest as set forth below in Section 4.2(b) and shall terminate under such conditions as generally are included in the Plan and any related stock option agreement.

     (b)  Vesting of the Options.
          ----------------------

          (i) 125,000 Options will vest on the sooner of (a) the first date following ten (10) consecutive trading days during which the Common Stock trades at a value of at least $2.50 per Share as adjusted for any stock combination, stock dividend, stock split or other recapitalization event occurring with respect to the Company's Common Stock (a "Recapitalization"); or (b) five (5)
                                          ----------------
years from the date of grant.

          (ii) 125,000 Options will vest on the sooner of (a) the first date following ten (10) consecutive trading days during which the Common Stock trades at a value of at least $5.00 per Share as adjusted for any Recapitalization; or
(b) five (5) years from the date of grant.

          (iii) 600,000 Options will vest in thirty-six equal increments on the monthly anniversary of the Effective Date through July 24, 2004. Any of these 600,000 Options that are unvested at the time of a Change in Control immediately will vest and become exercisable in the event of a Change in Control. For purposes of this Section, "Change in Control" is defined to have occurred if,
                           -----------------
and only if:

                (1) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial
                              ------------
owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

                (2) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company ("Transaction"), in each case,
                                                    -----------
with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction; or

                (3) all or substantially all of the assets of the Company are sold, liquidated or distributed.

     (c) Continued Employment. Except as described in this Section and Section 7
         --------------------
or otherwise in any related option agreement, vesting of the Opions pursuant to this Agreement is earned only by continuing as an employee of the Company at the will of the Company (not through the act of being granted the Option or acquiring shares under this Agreement). This

Agreement, the transactions contemplated under it and the vesting schedule set forth in this Agreement do not constitute an express or implied promise of continued engagement for the vesting period, for any period, or at all.

5.   Expenses. The Company will pay on behalf of Employee (or reimburse
     --------
Employee) reasonable expenses incurred by Employee at the request of, or on behalf of, the Company in the performance of Employee's duties pursuant to this Agreement, and in accordance with the Company's employment policies, including reasonable expenses incurred by Employee (a) while attending conventions, seminars and other business meetings, (b) for appropriate business entertainment activities and (c) for appropriate promotional expenses. In addition, the Company will reimburse Employee for the reasonable costs of equipping a home office (e.g. computer, phone line, printer and facsimile). Employee shall file expense reports with respect to such expenses in accordance with the Company's policies.

6.   Vacations and Holidays. Employee will be entitled to paid vacation in an
     ----------------------
amount of four weeks per year. Employee may carry-over from one year to the next any accrued but unused vacation up to a maximum of six weeks of vacation. Once Employee accrues the maximum vacation, he will not accrue additional vacation until he takes enough vacation to bring his accrual below the maximum. Employee may take vacation at such time or times as approved by the Chief Executive Officer. Employee is entitled to holidays in accordance with the holiday policies of the Company in effect for its employees from time to time.

7.   Payment upon Termination of Employment. Upon termination of Employee's
     --------------------------------------
Employment, the Company will be obligated to pay to Employee only such compensation as is provided in this Section 7.

     7.1  Termination of Employment prior to July 24, 2004 without Cause or with
          ----------------------------------------------------------------------
Good Reason. In the event that prior to July 24, 2004 the Company terminates
-----------
Employee's Employment without "Cause" or Employee terminates Employment with
                               -----
Good Reason, Employee will be eligible for payment of the Salary and accrued but unused vacation through the date of such termination, plus severance payments ("Severance Payment") in an aggregate amount equal to twelve (12) months' Base
  -----------------
Salary. Further, in the event that prior to July 24, 2004 (a) Employee's Employment is terminated by the Company without Cause or by Employee for Good Reason; (b) the Options described in Section 4.2(b)(i) or (ii) of this Agreement have not vested as of the date on which Employee's employment is terminated pursuant to this Section, the Options described in Section 4.2(b)(i) or (ii) of this Agreement will not expire but shall continue in effect and shall expire on the date set forth in the related stock option agreement; and (c) any unvested Options among the 600,000 Options described in Section 4.2(b)(iii) immediately will vest and become exercisable on the date of termination. The Severance Payment will be paid over a twelve-month period in accordance with the Company's regular payroll system. Employee's receipt of the termination benefits described in this section is conditioned upon his execution of a release of all claims effective as of the termination date, in substantially the form attached to this Agreement as Exhibit C.

          (a)  Termination for "Cause" occurs if Employee is terminated for any
                                -----
one of the following reasons: (i) Employee's material breach of this Agreement;
(ii) Employee's material failure to adhere to any written policy of the Company that is legal and generally applicable to officers of the Company; (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (vi) willful misconduct.

          (b)  Termination by Employee for "Good Reason" occurs if Employee
                                            -----------
terminates his employment within three (3) months after the first occurrence of any of the following events:

               (i)   any reduction in Employee's Base Salary;

               (ii) any significant reduction in Employee's responsibilities and authority or a material change in Employee's responsibility or authority that would be inconsistent or interfere with the duties described in Section 2.3 of this Agreement;

               (iii) a relocation of Employee's place of employment (Exton, Pennsylvania) without Employee's agreement, outside a fifty (50) mile radius of Employee's current place of employment;

               (iv) any failure by Employer to pay Employee's Compensation in a timely manner.

               An event described in Section 7.1(b)(i) through (iii) will not constitute Good Reason unless Employee provides written notice to the Company of his intention to terminate his employment for Good Reason and unless the Company does not cure the Good Reason within thirty (30) days of Employer's receipt of the written notice.

     7.2  Termination with Cause or Without Good Reason. If at any time the
          ---------------------------------------------
Company terminates the Employment for Cause or Employee terminates the Employment without Good Reason (Employee resigns), Employee will be entitled to receive the portion of Base Salary and vacation accrued and owing to Employee through the date of such termination. Employee is not entitled to any other payment at termination except that at the option of the Company in its sole discretion, Employee may be eligible for the Severance Payments described in
Section 7.1, or some portion thereof, in exchange for his execution of a release of all claims effective as of the termination date, in substantially the form attached to this Agreement as Exhibit C or other consideration.
                              ---------

     7.3  Termination without Cause or with Good Reason any reason after July
          -------------------------------------------------------------------
24, 2004. If after July 24, 2004 the Company terminates the Employment without
--------
Cause or Employee terminates the Employment with Good Reason (Employee resigns), Employee will be entitled to receive the portion of Base Salary and vacation accrued and owing to Employee through the date of such termination. Employee also is entitled to Severance Payments in an aggregate amount equal to six (6) months' Base Salary, to be paid over a six (6) month period, in exchange for Employee's agreement that for a period of one (1) year after Employee's Employment with Employer is terminated for the reasons described in this Section, Employee shall not (a) accept employment with or consultation for any business whose products or activities compete in whole or in part with the products or activities of the Technology Services Division of Employer, anywhere within the United States where Employer then currently is doing business or is marketing its Technology Services; (b) directly or indirectly, either for himself or any other person or entity, solicit the business of any current or prospective customer of Employer who became known to Employee through his Employment. Employee acknowledges and agrees that the purpose of this requirement is to protect Employer's relationship with its customers and its interest in the customer good will generated by Employee, that Employer currently is performing technology services in a majority of states and is currently marketing such services throughout the United States and that this covenant is reasonable with respect to its duration, geographical area and scope. In the event employee acts in contradiction with the provisions of Section 7.3, employee is not entitled to any Severance Payments under this Section. The provisions of this Section 7.3 are in addition to the requirements described in Exhibit B to this Agreement.

     7.4  Termination of Employment following Death or Disability. Where the
          -------------------------------------------------------
Employment is terminated following Employee's death or where the Employment is terminated as a result of Employee suffering a disability which cannot be reasonably accommodated and which renders him unable to perform the essential functions of his position for 120 days, Employee or his estate will be entitled to receive the portion of Base Salary and vacation accrued and owing to Employee only through the date of such termination.

     7.5  Benefits. Employee's accrual of, or participation in plans providing
          --------
for, the Benefits will cease at the effective date of Employee's termination, and Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

8.   General Provisions.
     ------------------

     8.1  Representations and Warranties by Employee. Employee represents and
          ------------------------------------------
warrants to the Company that the execution of this Agreement and the performance by Employee of his obligations under this Agreement will not: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

     8.2  Obligations Contingent on Performance. The obligations of the Company
          -------------------------------------
under this Agreement, including its obligation to pay the compensation provided for in this Agreement, are contingent upon Employee's performance of Employee's obligations under this Agreement.

     8.3  Waiver. No waiver of any provision or consent to any exception to the
          ------
terms of this Agreement or any agreement contemplated by this Agreement will be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent, and instance so provided.

     8.4  Binding Effect; Delegation of Duties Prohibited. This Agreement shall
          -----------------------------------------------
inure to the benefit of, and shall be binding upon, the parties to this Agreement and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Employee under this Agreement, being personal, may not be delegated.

     8.5  Notices. All notices, amendments, consents, waivers, and other
          -------
communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

          If to the Company:        DAOU Systems, Inc.
                                    5120 Shoreham Place
                                    San Diego, CA 92122
                                    Attention:  James T. Roberto
                                    Facsimile No.: (619) 452-2789

          With a copy to:           Baker & McKenzie
                                    101 W. Broadway, Suite 1200
                                    San Diego, California 92101
                                    Attention:  Abby Silverman, Esq.
                                    ---------
                                    Facsimile No.: (619) 236-0429

          If to Employee:           Daniel J. Malcolm


                                    Facsimile No.:

     8.6  Entire Agreement; Amendments. This Agreement, including its exhibits,
          ----------------------------
contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties to this Agreement.

     8.7  Governing Law. This Agreement will be governed by the laws of
          -------------
Pennsylvania without regard to conflicts of law principles.

     8.8  Jurisdiction. Any proceeding seeking to enforce any provision of, or
          ------------
based on any right arising out of, this Agreement will be brought against any of the parties in the United States District Court for Pennsylvania or in any other state in which the Company has its principal place of business, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to that venue. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     8.9  No Undue Influence. This Agreement is executed voluntarily and without
          ------------------
any duress or undue influence. Employee acknowledges that he has read this Agreement and executed it with his full and free consent. No provision of this Agreement shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Agreement.

     8.10 Arbitration. The parties agree that any controversy between the
          -----------
Company and Employee arising from the Employment or termination of the Employment, including, without limitation, any controversy related to the construction or application of any of the terms of this Agreement, arbitrability of this Agreement, claims for statutory violations, including claims for violation of the Civil Rights Act of 1991 (Title VII), the Age Discrimination in Employment Act, the Americans with Disabilities Act, any state law equivalent, or any amendments to those statutes, claims for wages or other compensation, or other claims arising out of the Employment, shall, on the written request of Employee or the Company, be submitted to final and binding arbitration. Arbitration shall be pursuant to the Employment Arbitration Rules (the "Rules")
                                                                        -----
of the American Arbitration Association (the "AAA"). The arbitration will take
                                              ---
place in Exton, Pennsylvania, or in any other city in which the Company has its principal place of business, at the offices of the AAA. All fees and costs will be allocated to the parties to the arbitration as determined by the arbitrator; provided, however, that each party will pay one-half of the estimated
--------  -------
arbitrator's fees up front and, if either party fails to do so, then a default will be entered against such party solely with respect to such fees. Any determination of the arbitrator shall be final and binding on the parties. Nothing in this Agreement will prevent a party from applying to a court that would otherwise have jurisdiction for provisional or interim injunctive or other equitable measures.

     8.11 Section Headings, Construction. The section headings in this Agreement
          ------------------------------
are provided for convenience only and will not affect its construction or interpretation.

     8.12 Severability. If any provision of this Agreement is held invalid or
          ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     8.13 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

DAOU SYSTEMS, INC.                                   EMPLOYEE:



By: /s/ James T. Roberto                             By: /s/ Daniel J. Malcolm
    --------------------                                 ---------------------
    James T. Roberto                                         Daniel J. Malcolm
    President and Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT

     The following confirms the agreement between me and DAOU SYSTEMS, INC., a Delaware corporation (the "Company"), which is a material part of the
                           -------
consideration for my employment by the Company:

1. I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about trade secrets, computer programs, designs, technology, ideas, know-how, processes, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. Of particular importance to the Company is the protecting the confidentiality of its unique manner and method of integrating and managing health care information networks to increase productivity and profit and to reduce cost. The particular combination of network products which the Company utilizes is not used by any other business or entity and is solely the product of research and development by the Company. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

2. I understand that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company
                                                                      -------
Materials" are documents or other media or tangible items that contain or embody
---------
Proprietary Information or any other information concerning the business, operations or future/strategic plans of the Company, whether such documents have been prepared by me or by others including but not limited to portions of the Company's customer lists which have been specially compiled by the Company to include information not available to the public such as customer preferences and customer buying history. "Company Materials" also include, but are not limited
                          -----------------
to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents.

3. In consideration of my employment by the Company and the compensation received by me from the Company I hereby agree as follows:

     (a) All Proprietary Information and trade secret rights, and other intellectual property and rights (collectively "Rights") in connection therewith will be the sole property of the Company. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company except as may be necessary and appropriate in the ordinary course of performing my duties to the Company.

          (b) All Company Materials will be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

          (c) During the term of my employment and for two years thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation will not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

          (d) I promptly will disclose in writing to my immediate supervisor, with a copy to the President of the Company, or to any persons designated by the Company, all "Inventions", which includes all improvements, inventions, designs,
              ----------
formulas, works of authorship, trade secrets, technology, computer programs, compositions, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. I will also disclose to the President of the Company all things that would be Inventions if made during the term of my employment, conceived, reduced to practice, or developed by me within six months after the termination of my employment with the Company. Such disclosures will be received by the Company in confidence (to the extent they are not assigned in Section 3(e) below) and do not extend the
                                    ------------
assignment made in Section 3 (e) below. I will not disclose Inventions to any
                   -------------
person outside the Company unless I am requested to do so by management personnel of the Company.

          (e) I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment will be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached, and hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement will extend to inventions, the assignment of which is prohibited by Labor Code Section 2870 (attached Exhibit
                                                                       -------
1). The Company will be the sole owner of all Rights in connection therewith.
-

          (f) I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in obtaining, maintaining, defending and enforcing Rights with respect to such Inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

     (g) Any assignment of copyright pursuant to this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral
                                                                     -----
Rights"). To the extent such Moral Rights cannot be assigned under applicable
------
law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

     (h) I have attached to this Agreement as Exhibit 2 a complete list of all
                                              ---------
existing Inventions or improvements to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions
and improvements at the time of signing this Agreement.    /s/ DM
                                                           ---------------------
[INITIAL HERE]

     (i) I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph will apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company.

     (j) I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

4. I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause.

5. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

6.   I agree that my obligations under sections 3(a) through 3(h) and section
                                       -------------         ----     -------
3(j) of this Agreement will continue in effect after termination of my
----
employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that I will notify any future client, employer or potential employer or client of my obligations under this Agreement. I agree that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

7. I acknowledge and agree I have an obligation to protect the Company's Propriety Information and Company Materials and that this obligation continues in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part. Therefore, I agree that I will not disclose these Propriety Information and Company Materials to assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

8. I agree that the Company has expended substantial efforts to maintain the confidentiality and proprietary nature of the information described in this Agreement and would be materially and irreparably injured by an unauthorized disclosure of any of that information. Any breach of this Agreement will result in irreparable and continuing damage to the Company for which there can be no adequate remedy at law, and in the event of any such breach, the Company will be entitled to immediate injunctive relief and other equitable remedies (without any need to post any bond or other security) in addition to such other and further relief as may be proper.

9. I agree that any dispute in the meaning, effect or validity of this Agreement will be resolved in accordance with the laws of California without regard to the conflict of laws provisions to this Agreement. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) will be revised to make them legal and enforceable. The remainder of this Agreement will otherwise remain in full force and effect and enforceable in accordance with its terms.

10. This Agreement will be effective as of the date I execute this Agreement and will be binding upon me, my heirs, executors, assigns, and administrators and will inure to the benefit of the Company, its subsidiaries, successors and assigns.

11. This Agreement can only be modified by a subsequent written agreement executed by the President of the Company.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.


Dated: November 6, 2001                     /s/ Daniel Malcolm
       ----------------                     ------------------------------------
                                            Employee

                                    EXHIBIT 1
                                    ---------

     Section 2870. Application of provision providing that employee will assign or offer to assign rights in invention to employer.

     (a) Any provision in an employment agreement which provides that an employee will assign, or offer to assign, any of his or her rights in an invention to his or her employer will not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for these inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or

          (2)  Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                    EXHIBIT 2
                                    ---------

DAOU SYSTEMS, INC.
5120 Shoreham Place
San Diego, California 92122

      1. The following is a complete list of inventions or improvements relevant to the subject matter of my employment by DAOU SYSTEMS, INC. (the "Company")
                                                                   -------
that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company's Proprietary Information and Inventions Agreement.

___   No inventions or improvements

___   See below:


___   Additional sheets attached



      2. I propose to bring to my employment the following materials and documents of a former employer:

___   No materials or documents


___   See below:






         /s/ Daniel Malcolm
      ---------------------------------------------
      Employee

                                    EXHIBIT C
                                    ---------

                                 GENERAL RELEASE

THIS GENERAL RELEASE (this "Release") is entered into effective as of
                            -------
_________________ ("Effective Date") by and between DAOU Systems, Inc., a
                    --------------
Delaware corporation (the "Company"), and Daniel J. Malcolm, an individual
                           -------
resident of Pennsylvania ("Employee"), with reference to the following facts:
                           --------

                                    RECITALS

       A. The parties hereto entered into an Employment Agreement dated as of November 6, 2001 (the "Agreement"). Pursuant to the terms and conditions of the
                        ---------
Agreement, and contingent upon satisfaction of the conditions described in the Agreement, Employee would become eligible for severance payments as defined by the Employment Agreement beginning on the eighth (8th) day following his execution of this Release Agreement, in exchange for Employee's release of the Company from all claims which Employee may have against the Company as of the Separation Date.

       B. The parties desire to dispose of, fully and completely, all claims which Employee may have against the Company in the manner set forth in this Release.

                                    AGREEMENT

1.     Consideration for Release. In exchange for Employee's execution of this
       -------------------------
Release Agreement and releasing all claims against the Company as set forth in
Section 2, Employee will be paid or will be eligible for a Severance Payment in an amount equal to ___________________ ($___ ) less all applicable federal, state and local income, social security and other payroll taxes. Payment of this Severance Payment will be on a bi-monthly basis, consistent with the Company's regular payroll schedule, beginning the eighth day from Employee's execution of this Agreement, or if the eighth day falls on a weekend or a holiday, on the next business day.

2.     Release.
       -------

       2.1 Except for claims under the Workers' Compensation Act and the Unemployment Insurance Code, in exchange for the consideration described in
Section 1, receipt of which Employee acknowledges, Employee, for himself and his heirs, successors and assigns, fully releases, and discharges the Company, its present and former agents, employees, officers, directors, shareholders, principals, predecessors, alter egos, partners, parents, subsidiaries, affiliates, attorneys, insurers, successors and assigns, from any and all claims, demands, grievances, causes of action or suits of any kind arising out of, or in any way connected with, the dealings between the parties through the date his employment terminated (the "Separation Date"), including the employment
                                     ---------------
relationship and its termination. Employee also releases and waives any and all legal or administrative claims arising under any express or implied contract, law (federal, state or administrative), rule, regulation, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair

Employment and Housing Act, or the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and the Older Workers Benefit Protection Act, as amended ("OWBPA") (except a claim relating to whether this release or waiver is valid under the ADEA and except for any claims under the ADEA that may arise after the date this Agreement is executed by Employee).

3.   Section 1542 Waiver. The Release is intended as a full and complete release
     -------------------
and discharge of any and all claims that Employee may have against the Company through the Separation Date. In making the Release, Employee intends to release the Company from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to him. Employee expressly waives all rights under Section 1542 of the Civil Code of the State of California, which Employee understands provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee acknowledges that he may discover facts different from or in addition to those that he now believes to be true with respect to this Release. Employee agrees that this Release shall remain effective even though Employee may discover different or additional facts affecting this Release.

4.   Age Discrimination in Employment Claims. The Release set forth in Section 2
     ---------------------------------------
includes a waiver of rights or claims based on age discrimination in violation of the ADEA and applicable state laws. The ADEA requires the Company to advise Employee of the following to effectuate his knowing and voluntary waiver of rights or claims under the ADEA:

     4.1 The Company advises Employee to consult with an attorney prior to executing this Agreement and Employee acknowledges that the Company has advised him in writing to do so.

     4.2 Employee acknowledges that he has been given twenty-one (21) days from the date of this Agreement to consider entering into the waiver of the ADEA claims, if any. Employee agrees that if he decides to shorten the 21-day period by executing this Agreement before the expiration of 21 days, he does so knowingly and voluntarily.

     4.3 Employee acknowledges that by this Agreement he has been informed that he may revoke his waiver of the ADEA claims for up to 7 days after executing this Agreement. To be effective, his revocation must be in writing, signed, dated and delivered to the Company's President no later than 7 days from the date on which Employee signs this Agreement. If the 7th day falls on a weekend or holiday, Employee's revocation must be delivered the next business day. Employee acknowledges his understanding that this Agreement shall not become effective and enforceable until the revocation period expires and that the Severance Payment provided for in Section 2 will not be made until the revocation period expires without revocation by Employee.

5.   No Undue Influence. This Release is executed voluntarily and without any
     ------------------
duress or undue influence. Employee acknowledges he has read this Release and executed it with his full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.

6.   Confidentiality of Agreement and Release. Employee further agrees to keep
     ----------------------------------------
confidential the terms of the Agreement and this Release and to refrain from disclosing any information regarding the Agreement, this Release and their respective terms to any third party, unless required to do so (a) by a regulatory body (e.g. filings with the Securities Exchange Commission); (b) in financial disclosures to auditors or in audited financial statements; or (c) under oath, if properly ordered, in a court of competent jurisdiction. Employee agrees to notify the Company in writing upon first notification that he may be required by law to disclose any information deemed confidential by the Agreement or this Release. Notice must be provided in sufficient time for the party receiving notice to oppose or otherwise respond to the request.

7.   Governing Law. This Release is made and entered into in California and
     -------------
accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of California as applied to contracts entered into by and between residents of California to be wholly performed within California.

8.   Severability. If any provision of this Release is held to be invalid, void
     ------------
or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.   Counterparts. This Release may be executed simultaneously in one or more
     ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Release may be executed by facsimile, with originals to follow by overnight courier.

10.  Arbitration. Any dispute or claim arising out of this Release shall be
     -----------
subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (the "AAA") and will be governed by the Model Employment Arbitration rules of the
 ---
AAA. All fees and costs will be allocated to the parties to the arbitration as determined by the arbitrator; provided, however, that each party will pay
                              --------  -------
one-half of the estimated arbitrator's fees up front; and, if either party fails to do so, then a default will be entered against such party solely with respect to such fees. Any determination of the arbitrator shall be final and binding on the parties. Nothing in this Release will prevent a party hereto from applying to a court that would otherwise have jurisdiction for provisional or interim injunctive or other equitable measures.

11.  Entire Agreement.  This Release constitutes the entire agreement of the
     ----------------
parties with respect to the subject matter of this Release, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.

12.    Modification; Waivers.  No modification, termination or attempted waiver
       ---------------------
of this Release will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

13.    Amendment.  This Release may be amended or supplemented only by a writing
       ---------
signed by Employee and the Company.


Dated:_________________
                                            ---------------------
                                            Daniel J. Malcolm

                                            DAOU Systems, Inc.


Dated:_________________
                                            --------------------
                                        By: James T. Roberto, President and
                                            Chief Executive Officer